Exhibit 23.2

Consent of Independent Auditors

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-184200 of CVR Refining, LP on Form S-1 of our report dated March 31, 2011, related to the consolidated financial statements of Gary-Williams Energy Corporation as of and for the year ended December 31, 2010, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Denver, Colorado

November 26, 2012